                                                                   EXHIBIT 11.1


THE COMPANY
RATIO OF EARNINGS TO FIXED CHARGES

                                                   NINE MONTHS
                                                      ENDED
                                                   SEPTEMBER 30
                                                      1996
                                                    --------
Pre-tax loss from continuing operations             (18,365)
                                                   --------
Fixed charges:
  Interest expense and amortization of
  debt discount and premium on all
  indebtedness                                      (18,191)

Rentals:
  Rent expense                                          324
                                                   --------
        Total fixed charges                         (17,867)
                                                   --------
Earnings before income taxes, interest
  and fixed charges                                 (36,232)
                                                   ========


Ratio of earnings to fixed charges                     -
                                                   ========

PREVIOUSLY AFFILIATED ENTITIES
RATIO OF EARNINGS TO FIXED CHARGES


                                                                                                             SEVEN    PERIOD FROM
                                                                                                             MONTHS    JANUARY 1,
                                                                                                             ENDED      1996 TO
                                                                                                            JULY 31,    JULY 30,
                                                  1991        1992        1993        1994        1995        1995        1996
                                                  ----        ----        ----        ----        ----        ----        ----
Pre-tax loss from continuing operations         (21,081)    (70,280)    (77,648)    (79,047)    (62,412)    (36,565)     (50,016)
                                                --------------------------------------------------------------------------------
Fixed charges:
  Interest expense and amortization of
    debt discount and premium on all
    indebtedness                                  8,640      32,357      44,760      44,278      48,835      28,157       47,545
                                                --------------------------------------------------------------------------------
Rentals:
  Rent expense                                      137         404         585         666         952         517          573
                                                --------------------------------------------------------------------------------
        Total fixed charges                       8,777      32,761      45,345      44,944      49,787      28,674       48,118
                                                --------------------------------------------------------------------------------
Earnings before income taxes, interest
  and fixed charges                             (12,304)    (37,519)    (32,303)    (34,103)    (12,625)     (7,891)      (1,898)
                                                ================================================================================


Ratio of earnings to fixed charges                  -           -           -           -           -           -            -
                                                ================================================================================

GREENVILLE/SPARTANBURG SYSTEM
RATIO OF EARNINGS TO FIXED CHARGES


                                                                                        PERIOD
                                                                                        1/1/95 -
                                            1991       1992       1993       1994       1/26/95
                                            ----       ----       ----       ----       --------
Pre-tax income (loss) from
  continuing operations                     4,748      6,607      7,981      5,621         234
                                            ---------------------------------------------------

Fixed charges:
  Interest expense and amortization of
    debt discount and premium on all
    indebtedness                            2,980      2,068      1,932      2,150         161

Rentals:
  Rent expense                                157        159        167        183          15
                                            ---------------------------------------------------

                Total fixed charges         3,137      2,227      2,099      2,333         176
                                            ---------------------------------------------------

Earnings before income taxes, interest
  and fixed charges                         7,885      8,834     10,079      7,954         410
                                            ===================================================

Ratio of earnings to fixed charges            2.5        4.0        4.8        3.4         2.3
                                            ===================================================





KINGSPORT SYSTEM
RATIO OF EARNINGS TO FIXED CHARGES


                                                                                  MONTH
                                                                                  ENDED
                                                                                JANUARY 31,
                                                1992    1993    1994    1995       1996
                                                ----    ----    ----    ----       ----
Pre-tax income from continuing operation        4,605   4,126   4,230    3,268     193
                                               ---------------------------------------
Fixed charges:
  Interest expense and amortization of
    debt discount and premium on all
    indebtedness                                    0       0       0      856      90
Rentals:
  Rent expense                                     58      73      85       83       8
                                               ---------------------------------------

      Total fixed charges                          58      73      85      939      98
                                               ---------------------------------------

Earnings before income taxes, interest
  and fixed charges                             4,663   4,199    4,315   4,207     291
                                               =======================================

Ratio of earnings to fixed charges               80.4    57.5     50.8     4.5     3.0
                                               =======================================

VIACOM - NASHVILLE
RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                      SIX MONTHS ENDED
                                             1991       1992       1993       1994       1995       06/30/95     06/30/96
                                             ----       ----       ----       ----       ----       --------     --------
Pre-tax income from continuing operations    2,606      7,060      9,743      8,013      8,452       4,142        3,859
                                            ------------------------------------------------------------------------------

Fixed charges:
  Interest expense and amortization of
    debt discount and premium on all
    indebtedness                             7,165      4,972      3,662      4,391      5,544       2,790        2,736

Rentals:
  Rent expense                                 321        277        327        307        350         127          165
                                            ------------------------------------------------------------------------------

                Total fixed charges          7,486      5,249      3,989      4,698      5,894       2,917        2,901
                                            ------------------------------------------------------------------------------

Earnings before income taxes, interest
  and fixed charges                         10,092     12,309     13,732     12,711     14,346       7,059        6,760
                                            ==============================================================================

Ratio of earnings to fixed charges             1.3        2.3        3.4        2.7        2.4         2.4          2.3
                                            ==============================================================================





PARCABLE SYSTEM
RATIO OF EARNINGS TO FIXED CHARGES


                                                                                          MONTH
                                                                                          ENDED
                                                                                        JANUARY 31,
                                                1991    1992     1993    1994    1995      1996
                                                ----    ----     ----    ----    ----      ----
Pre-tax income from continuing operations        921    1,154     336     826     903        63
                                               ------------------------------------------------
Fixed charges:
  Interest expense and amortization of
    debt discount and premium on all
    indebtedness                                   0       0        0      18       0         0

Rentals:
  Rent expense                                    32      41       35      34      36         3
                                               ------------------------------------------------

      Total fixed charges                         32      41       35      52      36         3
                                               ------------------------------------------------

Earnings before income taxes, interest
  and fixed charges                              953   1,195      371     878     939        66
                                               ================================================

Ratio of earnings to fixed charges              29.8    29.1     10.6    16.9    26.1      22.0
                                               ================================================